
RAND
LOGISTICS, INC.



Rand Logistics, Inc. (NASDAQ: RLOG)
First Quarter FY2011
Earnings Conference Call
August 10, 2010
8:30 a.m. EDT

Forward-Looking Statements





This presentation contains forward-looking statements. For all forward-looking statements, we claim the protection of the Safe Harbor for Forward-Looking Statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated. Future events and actual results, affecting our strategic plan as well as our financial position, results of operations and cash flows, could differ materially from those described in or contemplated by the forward-looking statements. Important factors that contribute to such risks include, but are not limited to, the effect of the economic downturn in our markets; the weather conditions on the Great Lakes; and our ability to maintain and replace our vessels as they age.

For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" section in Rand's Annual Report on Form 10-K as filed with the Securities and Exchange Commission on June 16, 2010.

RAND LOGISTICS, INC.

Conference Call Details



- The conference call webcast and accompanying slides are available on the Rand Logistics, Inc. website at: http://www.randlogisticsinc.com/presentations.html

- A telephonic replay of the conference call may be accessed approximately two hours after the completion of the call.
  - 800-642-1687, Conference ID#92194429
  - 706-645-9291, Conference ID#92194429 for international callers

RAND LOGISTICS, INC.

Agenda



- **Introduction**
  Laurence Levy, Chairman and Chief Executive Officer

- **Business Environment and Operational Overview**
  Scott Bravener, President of Lower Lakes

- **Financial Overview**
  Joe McHugh, Chief Financial Officer

- **Fiscal Year 2011 Earnings Opportunities**
  Ed Levy, President of Rand Logistics

RAND LOGISTICS, INC.

Introduction
Laurence Levy



- We experienced an overall increase in demand in our markets during the fiscal first quarter, as compared to the same period last year, when a weakened economy delayed the start of the 2009 sailing season for certain of our vessels. Overall, we are satisfied with our fiscal first quarter operating performance as we continued to achieve operational improvements within the fleet.

- We are, however, disappointed that these improvements as well as an improvement in sailing days were partially offset by a major mechanical incident on the Saginaw, which resulted in approximately 43 days of downtime in the quarter.
  - We incurred approximately $400,000 in one-time expenses in the fiscal first quarter related to this single incident.
  - Of greater impact to the quarterly performance was the foregone revenue and profit from the affected vessel not operating, as well as the inefficiencies created in our trade patterns resulting from our having to substitute other less optimal vessels.

- Notwithstanding the mechanical incident and resulting inefficiencies, we feel our fiscal first quarter results, including a 26.8% increase in operating income before depreciation, amortization and a one-time loan amendment fee, and our operating results for the latest 12 months of $23.0 million, clearly illustrate the benefits of our differentiable and sustainable competitive advantages, including:
  - High barriers to entry;
  - A non-duplicatable asset portfolio;
  - Customer and end-market diversification;
  - Long term contracts with revenue visibility; and
  - An efficient cost structure.

RAND
LOGISTICS, INC.

Business Environment and Operational Overview
Scott Bravener





- While demand for many of the commodities that we transport remains below their trailing five year averages, thus far in the 2010 sailing season, our customer demand has been consistent with our expectations.

- Currently, we are experiencing steady demand and expect it to extend through the remainder of our sailing season. As such, we are confident that sufficient demand will exist to support the operation of our entire fleet through the remainder of the 2010 sailing season.

- Thus far in the 2010 sailing season our revenues are up 10% while our tonnage is up 2%. Our revenue and tonnage improvement are driven not only by an increase in vessel sailing days, which have improved meaningfully, as compared to last year but also as a result of a better product mix.

- We are experiencing varying degrees of demand improvement across the markets that we serve.

RAND
LOGISTICS, INC.





Rand Tonnage by Cargo

Q1 FY2010


Coke
0.6%
Slag
2.4%
Pet Coke
0.3%
Grain
13.1%
Coal
8.9%
Aggregates
46.5%
Ore
11.6%
Salt
16.6%
Aggregates
Salt
Ore
Coal
Grain
Slag
Coke
Pet Coke

Q1 FY2011


Pet Coke
1.2%
Slag
1.3%
Coke
0.2%
Oxide
0.4%
Grain
9.5%
Coal
13.2%
Aggregates
47.4%
Ore
14.9%
Salt
11.9%
Aggregates
Salt
Ore
Coal
Grain
Slag
Coke
Pet Coke
Oxide

RAND
LOGISTICS, INC.

Business Environment and Operational Overview
Scott Bravener

Key Metrics
Q1 FY2011 vs. Q1 FY2010

Sailing Days



1,075
1,000
925
850
912
1,023
12.2%
Q1 FY2010
Q1 FY2011

Marine Freight Revenue per Day



28,000
27,500
27,000
26,500
26,000
26,475
27,767
4.9%
Q1 FY2010
Q1 FY2011

Overall, we are pleased with our vessel utilization which equaled 93.7% of the theoretical maximum of 1,092 days for the fiscal first quarter. However, we are disappointed in approximately 43 days of down time occurring, due to a major mechanical incident on the Saginaw.





RAND
LOGISTICS, INC.

Business Environment and Operational Overview
Scott Bravener



- With few exceptions, our vessels were operating on April 1, 2010 and our total sailing days for the quarter equaled 1,023 versus a theoretical maximum of 1,092, a 12.2% increase from the 912 days sailed in the comparable quarter last year.

- The increase in sailing days was a result of stronger overall markets, an earlier commencement of the 2010 sailing season and the sailing of the McKee Sons, which did not sail in the three month period ended June 30, 2009. This performance was achieved despite approximately 43 days of down time, or 3.9% of our potential fiscal first quarter sailing days, due to a major mechanical incident on the Saginaw.

- During the quarter, the Saginaw suffered a boom hoist failure which resulted in the unloading boom collapsing over the shipside.
  - This incident was unprecedented in its nature and the resultant major structural damage to the unloading boom and the extended vessel outage had a material impact on our quarterly results.
  - There were no injuries, loss of life or environmental impact from this incident and the damage was insured.
  - We continue to enhance our processes with a focus on improvements to our planned maintenance system in order to guard against incidents of this magnitude.

- We were very pleased to recently announce our plans to convert our last steam powered vessel, the SS Michipicoten, to diesel power.
  - We expect to begin this project in December 2010 and estimate that it will take approximately 120 days to complete.
  - The Michipicoten is the fourth vessel in our fleet to be repowered since the year 2000.
  - This continued investment ensures that we remain a leader within our industry in providing efficient, cost effective and environmentally responsible waterborne transportation services.

Financial Overview
Joe McHugh



	Three months ended June 30, 2010	Three months ended June 30, 2009
Sailing Days	1,023	912
Freight Revenue/Sailing Day	$27,767	$ 26,475
Vessel Operating Expenses less Fuel and Other Surcharge Revenue/Sailing Day	$16,875	$ 15,984
Repairs and Maintenance Expenses/Sailing Day	$ 43	$ 717
G&A (in millions)	$ 2.4	$ 2.4
Average F/X Rate	$0.973 USD per CAD	$0.858USD per CAD

RAND LOGISTICS, INC.

Financial Overview
Joe McHugh





Operating Income Plus Depreciation and Amortization Bridge *
Q1 FY2011 Actual vs. Q1 FY2010 Actual
(U.S. Dollars 000's)



$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
$6,917
$1,021
$618
$441
($228)
$8,769
June YTD FY2010 Actual
Sailing Days Increase Impact
Layup/Fitout
Currency Translation
Administration
June YTD FY2011 Actual

* Excludes GE Amendment Fee of $436K incurred in FY2010

RAND LOGISTICS, INC.

Financial Overview
Joe McHugh




Operating Income Plus Depreciation and Amortization*
$25,000
$20,000
$15,000
$10,000
$5,000
$0
FY07 Q4
FY08 Q1
FY08 Q2
FY08 Q3
FY08 Q4
FY09 Q1
FY09 Q2
FY09 Q3
FY09 Q4
FY10 Q1
FY10 Q2
FY10 Q3
FY10 Q4
FY11 Q1
Trailing Quarters Operating Income plus Depreciation and Amortization

* Excludes GE Amendment Fee of $446K incurred in Q1 & Q2 of FY2010

RAND LOGISTICS, INC.

Fiscal Year 2011 Earnings Opportunities
Ed Levy



Repowering the SS Michipicoten

- Based on our experience with a similar vessel repowering in 2008, we estimate that this $15 million investment will generate an annual return on invested funds in the mid teens which significantly exceeds our marginal cost of capital.
  - We are financing this project with an additional $20 million Canadian dollar term loan provided by certain of our existing lenders.
- As previously stated, subsequent to the repowering of the Michipicoten, we are projecting to generate between 90 cents and $1 of free cash flow per share per year, assuming no drastic deterioration in economic conditions.
  - We are currently evaluating a number of additional potential attractive investment opportunities to deploy capital. We would expect each of these opportunities to allow us to generate unlevered returns in the mid-teens and therefore they would be accretive to the 90 cents to $1 free cash flow guidance that we have already presented.

RAND LOGISTICS, INC.

Fiscal Year 2011 Earnings Opportunities
Ed Levy





Outlook

- We are not prepared to provide specific earnings guidance for the fiscal year ending March 31, 2011. However, we believe that based on current exchange rates and economic conditions, our trailing 12 months operating income of $23.0 million, before depreciation, amortization and a one-time amendment fee, is reflective of the area that we expect to achieve for our full year ending March 31, 2011 earnings.

  - These results do not adjust for the one-time expenses related to repairing the Saginaw or the significant earnings that were foregone due to the downtime from this incident.

  - In addition, we are expecting interest expense and capital expenditures to equal $5.0 million and $8.5 million, respectively for the year ending March 31, 2011. Given our NOL, which exceeded $33.0 million on June 30, 2010, we expect our cash taxes to be minimal.